Exhibit 99.3
DOMO, INC.
NOTICE TO CERTAIN STOCKHOLDERS
UNDER SECTION 228(e) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

March 6, 2023
Dear Stockholder:

This notice is being sent to inform you that the resolutions set forth in Exhibit A have been adopted by the stockholders holding a majority of the outstanding stock (the “Requisite Holders”) of Domo, Inc. (the “Company”) and entitled to vote thereon pursuant to an action by written consent (the “Stockholder Consent”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). The Stockholder Consent was executed and became effective on March 3, 2023.

This notice is being sent pursuant to, and shall constitute notice under, Section 228(e) of the DGCL, to each stockholder from whom the Company has not received written consent for such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take such action were delivered to the Company as provided in Section 228(c) of the DGCL.
This notice is for your information only and does not require any action on your part.
DOMO, INC.

By:    /s/ Adam Gerulat
    Name: Adam Gerulat
    Title: Interim Chief Legal Officer

EXHIBIT A
Stockholder Resolutions
Election of Directors

WHEREAS, Article VII, Section 3 of the Certificate provides that, prior to the Voting Threshold Date, vacancies occurring on the Board for any reason may be filled only by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.

WHEREAS, the Voting Threshold Date has not yet occurred.

WHEREAS, Laurence Brown, Joy Driscoll Durling, and Dana Evan resigned as directors of the Company effective at various times in the month preceding March 3, 2023 at 12:01 a.m. (the “Resignation Effective Date”).

WHEREAS, the stockholders deem it advisable to elect as directors of the Company Joshua G. James, Renee Soto, and Dan Strong to fill the vacancies created by Mr. Brown’s, Ms. Driscoll Durling’s, and Ms. Evan’s resignations as described above, in each case effective as of the Resignation Effective Date.

NOW, THEREFORE, BE IT RESOLVED: That, to fill the vacancy created by the resignation of Mr. Brown, Mr. James is hereby elected as a director of the Company, effective as of the Resignation Effective Date, to serve until his successor is duly elected and qualified at the Company’s next annual meeting of stockholders or until his earlier death, resignation or removal.

RESOLVED FURTHER: That, to fill the vacancy created by the resignation of Ms. Evan, Mr. Strong is hereby elected as a director of the Company, effective as of the Resignation Effective Date, to serve until his successor is duly elected and qualified at the Company’s next annual meeting of stockholders or until his earlier death, resignation or removal.

RESOLVED FURTHER: That, to fill the vacancy created by the resignation of Ms. Driscoll Durling, Ms. Soto is hereby elected as a director of the Company, effective as of the Resignation Effective Date, to serve until her successor is duly elected and qualified at the Company’s next annual meeting of stockholders or until her earlier death, resignation or removal.

RESOLVED FURTHER: That, immediately following this action, the Board will consist of the following members: Josh James, John Mellor, John Pestana, Carine Clark, Daniel Daniel, Jeff Kearl , Dan Strong, and Renee Soto.

Omnibus Resolutions

RESOLVED: That the officers of the Company are hereby authorized and empowered to take any and all such further action, to execute and deliver any and all such further agreements, instruments, documents, certificates and communications and to pay such expenses, in the name and on behalf of the Company or such officer, as any such officer may deem necessary or advisable to effectuate the purposes and intent of the resolutions hereby adopted, the taking of such actions, the execution and delivery of such agreements, instruments, documents, certificates or communications and the payment of such expenses by any such officer to be conclusive evidence of his or her authorization hereunder and approval thereof.

RESOLVED FURTHER: That any and all actions taken by the officers of the Company to carry out the purposes and intent of the foregoing resolutions prior to their adoption are hereby approved, ratified and confirmed.